UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2014

FINANCIAL ENGINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1050 Enterprise Way, 3d Floor Sunnyvale, California		94089
(address of principal executive offices)		(Zip Code)

(408) 498-6000

(Registrant’s telephone number,

Including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (127 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Financial Engines held the Annual Meeting of Stockholders on May 20, 2014. There were 51,270,813 shares of common stock entitled to vote at the Annual Meeting, of which 49,495,233 shares were voted in person or by proxy. The following matters were voted upon as follows:

Proposal 1:	Election of three Class I directors to hold office until the 2017 Annual Meeting of Stockholders or until their successors are elected and qualified:

NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Blake R. Grossman	45,892,027	565,750	3,037,456
Robert A. Huret	45,906,528	551,249	3,037,456
Jeffrey N. Maggioncalda	45,643,001	814,776	3,037,456

Proposal 2:	The ratification of the appointment of KPMG LLP as Financial Engines’ independent registered public accountants:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
49,476,177	9,347	9,709	-0-

Proposal 3:	Approval of the amendment and restatement of the 2009 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
34,738,000	11,719,971	11,326	3,025,936

Proposal 4:	Advisory vote to approve executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
43,231,362	3,146,646	91,289	3,025,936

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2014

FINANCIAL ENGINES, INC.

By:	/s/ Raymond J. Sims
Raymond J. Sims Executive Vice President, Chief Financial Officer and Chief Risk Officer

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